UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Item is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Spansion International, Inc. and Cerium Laboratories LLC (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

During the course of negotiations between the Debtors and certain of their creditors under the Chapter 11 Cases, the Debtors furnished to certain creditors information with respect to the Debtors’ three-year operating plan, including certain financial projections (the “Operating Plan Base Case”). The Company previously filed the Operating Plan Base Case on a Current Report on Form 8-K on July 22, 2009.

Following dissemination of the Operating Plan Base Case, representatives of the Debtors had meetings with a committee of the Company’s unsecured creditors (the “Creditors’ Committee”) and certain holders (the “FRN Consortium”) of the Company’s Senior Secured Floating Rate Notes due 2013 (the “FRNs”). Advisors to the Creditors’ Committee and the FRN Consortium requested more information from the Company’s management on the potential risks that the Debtors would not be able to perform consistent with the Operating Plan Base Case, and, in those circumstances, quantification of the potential downsides to the Debtors’ financial forecast for fiscal year 2010 included in the Operating Plan Base Case.

The Company thereafter considered the extent to which certain issues, including those set forth below, could result in potential downside risks to the Company’s ability to perform consistent with the Operating Plan Base Case and created an alternate scenario (the “Contingency Case”), which is also set forth below.

As background, the Debtors have considerable sales and operating presence in Japan, through the Company’s subsidiary, Spansion Japan Limited (“Spansion Japan”). Spansion Japan is a key element in the distribution channel for the Debtors’ sales of products in Japan which currently represents a material portion of the Debtors’ revenues. Spansion Japan also manufactures and tests a significant portion of the Debtor’s silicon wafers. As previously disclosed, Spansion Japan entered into a proceeding under the Corporate Reorganization Law (Kaisha Kosei Ho) in Japan on February 9, 2009 and is proceeding on its own course of reorganization under the jurisdiction of the Japanese court (the “Spansion Japan Proceeding”). Spansion Japan’s creditors have been seeking the Debtors’ support for their recoveries from Spansion Japan in the Spansion Japan Proceeding. While it would be costly for the Debtors to support Spansion Japan’s reorganization, the Debtors are concerned that lack of such support could generate ill-will in Japan and in particular negatively impact the Company’s sales in Japan. Moreover, the Debtors are concerned that their supply of silicon wafers from Spansion Japan could be interrupted if Spansion Japan has difficulty in emerging or is unable to successfully emerge from the Spansion Japan Proceeding. As a result of the range of possible outcomes associated with the Spansion Japan Proceeding, the Company’s management has developed a wide range for the potential effects of those outcomes on the Operating Plan Base Case’s projected 2010 EBITDA, and has established $29 million as its best point estimate.

As a result of the Chapter 11 Cases, the Company believes that certain customers have sought second sources for the products they purchase from the Debtors, and some of the Company’s competitors have increased efforts to displace the Debtors in customer relationships. The Debtors believe that the largest single impact from bankruptcy-related market share loss relates to its gaming business in Japan. Various gaming machines are built using significant quantities of NOR Flash memory chips. Certain competitors have recently gained market share versus the Debtors with customers that design and manufacture gaming machines in Japan. The Debtors believe that this market share loss could result in a $29 million impact on the Operating Plan Base Case’s projected 2010 EBITDA (in addition to the estimated potential $29 million EBITDA shortfall associated with the Spansion Japan Proceeding discussed above), although management is continuing to take remedial actions to mitigate this potential impact. Similar bankruptcy-related effects across a range of the Debtors’ other product areas could also negatively affect the Operating Plan Base Case’s projected 2010 EBITDA by as much as an additional $15 million. Management is also working to ameliorate these potential effects.

In addition to the above, the Company’s management has identified other competitive issues and product delays that could have additional adverse impacts on the Operating Plan Base Case’s projected 2010 EBITDA. Consequently, the aggregate potential negative impact to the Operating Plan Base Case’s projected 2010 EBITDA that management identified for the items enumerated above and other potential risks is estimated to be $88 million ($58 million of which is attributable to the Spansion Japan Proceeding and gaming). Management remains committed to achieving the Operating Plan Base Case and has initiatives in place to address each of these potential downside contingencies and is hopeful that these initiatives can significantly mitigate their overall effect.

The following chart shows the Operating Plan Base Case for fiscal year 2010, reduced by the downside contingencies reflected in the Contingency Case:

Contingency Case	Year Ended December 31, 2010
(dollars in millions)

Base Case – Revenue	$1,208
Contingency	(160)

Contingency Case – Revenue	1,048

Base Case – Gross margin	$399
Contingency	(90)

Contingency Case – Gross margin	309

Base Case – Operating income	$165
Contingency	(88)

Contingency Case – Operating income	77

Base Case – EBITDA	$290
Contingency	(88)

Contingency Case – EBITDA	202

Management believes that these downside contingencies could continue to negatively affect results of operations in subsequent years but that the degree of impact will decline over time.

In addition, as part of the discussions with the Creditors’ Committee and the FRN Consortium, the Company provided projections for results of operations for the second quarters of fiscal 2009 as follows: revenue of $377 million, gross margin of $88 million and operating income of $15 million and also provided projections for results of operations for the second quarter of fiscal 2010: revenue of $295 million, gross margin of $91 million and operating income $33 million (collectively, the “Q2 Projections”). The Company also disclosed that as of the end of August 2009, it had consolidated cash balances (excluding Spansion Japan) of approximately $240 million.

The Operating Plan Base Case, the Contingency Case and the Q2 Projections, including the financial projections contained therein, were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding prospective financial information. In addition, the Operating Plan Base Case, the Contingency Case and the Q2 Projections were not prepared with the assistance of or reviewed, compiled or examined by the Company’s independent auditors. Rather, the Company is providing this information pursuant to terms of non-disclosure agreements with certain FRN Consortium members.

The Operating Plan Base Case, the Contingency Case and the Q2 Projections reflect numerous assumptions, all made by the Company’s management, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company’s control. The base assumptions and the projections in the Operating Plan Base Case, the Contingency Case and the Q2 Projections, based on management’s projections at the time of preparation, are not facts. Accordingly, there can be no assurance that the assumptions made in preparing the projections set forth in the Operating Plan Base Case, the Contingency Case or the Q2 Projections will prove accurate, and actual results could be materially greater or less than those contained in the Operating Plan Base Case, the Contingency Case or the Q2 Projections, including the Company’s results for its second fiscal quarter ended June 28, 2009. Various factors could cause the Company’s actual results to differ materially from the financial projections in the Operating Plan Base Case, the Contingency Case or the Q2 Projections, including those discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, filed with the SEC on May 13, 2009, and the Company’s ability to:

•

narrow its strategic focus primarily to the embedded portion of the Flash memory market, focusing on major application segments including portions of the Company’s previous wireless business, in an effective and timely manner;

•	improve its gross margins and to continue to implement successfully its cost reduction efforts;

•	control its operating expenses, particularly its sales, general and administrative costs;

•	obtain materials in support of its business at terms favorable to the Company;

•	retain and expand its customer base in its focus markets, and retain and grow its share of business within its customer base;

•	successfully introduce its next generation products to market in a timely manner;

•	effectively and timely achieve volume production of its next generation products;

•	penetrate further the integrated category of the Flash memory market with its high density products and expand the number of customers in emerging markets;

•	successfully develop and transition to the latest technologies, introduce new products based on new or innovative architectures and achieve customer acceptance of new products;

•	develop systems-level solutions that provide value to customers of its products; and

•	negotiate successfully patent and other intellectual property licenses and patent cross-licenses and acquire additional patents.

Moreover, the instability of the global economy and tight credit markets could continue to adversely impact the Company’s business in several respects, including adversely impacting credit quality and insolvency risk of the Company and its customers and business partners, including suppliers and distributors, as well as reductions and deferrals of demand for the Company’s products.

In addition, the following risks and uncertainties relating to the Chapter 11 Cases may cause the Company’s actual results to differ materially from the projections in the Operating Plan Base Case, the Contingency Case and the Q2 Projections:

•

the Company’s ability to depend on Spansion Japan for wafer production and distribution of products in Japan, due to actions taken by either (i) Spansion Japan (at the direction of the Spansion Japan trustee or pursuant to orders of the Japanese court in the Spansion Japan Proceeding or otherwise) or (ii) the Company or Spansion LLC (pursuant to the orders of the Bankruptcy Court or otherwise);

•

the Company’s ability to transfer wafer production capacity to another location or to a third party foundry, or to find alternative methods of distributing and selling its products, in the event that Spansion Japan is not successful in, or has difficulties in reorganizing;

•	any other actions or orders taken by the Bankruptcy Court that may impact the Company’s operations;

•	any negative impacts on the Company’s business, results of operations, financial position or cash management arrangements;

•

the inability to freely deploy cash resources throughout the Company’s various geographical locations as all or part of the total worldwide cash may not be available in either the United States or for working capital as a result of limitations inherent in the Chapter 11 proceedings in the United States or Spansion Japan’s corporate reorganization proceeding in Japan or as a result of various restrictions in certain geographies;

•	the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders;

•	the failure of the Company to obtain the Bankruptcy Court orders substantially on the terms applied for;

•	the adequacy of the Company’s cash on hand to fund its ongoing operations; and

•

the failure of the Company to obtain the requisite approvals of affected creditors or the courts for any plan or reorganization, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by any court, leading to the likely liquidation of the Company’s assets.

The Operating Plan Base Case, the Contingency Case and the Q2 Projections should not be regarded as an indication that the Company or any of its representatives, officers or directors, consider such information to be an accurate assessment of prior results or accurate prediction of future events or necessarily achievable. In light of the uncertainties inherent in forward-looking information of any kind, the Company cautions against undue reliance on such information. The Company does not intend to update or revise the Operating Plan Base Case, the Contingency Case, the Q2 Projections or any information contained therein to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events, unless required by law.

Item 8.01	Other Events.

On October 2, 2009, the Debtors filed a motion for an order authorizing the filing of a plan of reorganization before the filing of a disclosure statement in the Chapter 11 Cases. Attached to this motion was a draft of the Plan of Reorganization that the Debtors intend to file with the Bankruptcy Court (the “Draft Plan of Reorganization”). The Draft Plan of Reorganization is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Any summary of the Draft Plan of Reorganization is qualified in its entirety by reference to the actual Draft Plan of Reorganization.

Although the material economic terms of the Draft Plan of Reorganization have been agreed upon by the Debtors, the FRN Consortium and the Creditors’ Committee, there are items in the Draft Plan of Reorganization still being finalized, and the Company expects to file shortly a revised Plan of Reorganization that will likely differ from the Draft Plan of Reorganization. The revised Plan of Reorganization will be subject to the approval of the Bankruptcy Court and will remain subject to ongoing revision. The Draft Plan of Reorganization provides for the terms of the Debtors’ emergence from the Chapter 11 Cases, and provides for the receipt by the holders of the FRNs of $100 million in cash plus accrued and unpaid post-petition interest, shares of common stock of the Company representing approximately 14.5% of the Company’s outstanding common stock, $250 million aggregate principal amount of 4.75% convertible senior secured notes due 2016 and $225 million aggregate principal amount of 10.75% senior secured notes due 2014 and provides for the receipt by the holders of unsecured claims of an aggregate of shares of common stock of the Company representing approximately 85.5% of the Company’s outstanding common stock. An additional pool of shares of common stock will be reserved for issuance under an employee equity incentive plan.

Current holders of shares of the Company’s common stock will have their shares cancelled and will receive no consideration under the terms of the Draft Plan of Reorganization.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Draft Plan of Reorganization.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2009	SPANSION INC.

	By:	/S/ RANDY FURR
	Name:	Randy Furr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Draft Plan of Reorganization.